UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TARGETED GENETICS CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

CALCULATION OF FILING FEE

Per unit price or
other underlying
Title of each class		value of transaction
of securities to	Aggregate number of	computed pursuant	Proposed maximum
which transaction	securities to which	to Exchange Act	aggregate value of
applies	transaction applies	Rule 0-11	transaction	Total fee paid

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 22, 2004

Dear Fellow Shareholder:

      You are cordially invited to attend Targeted Genetics Corporation’s 2004 Annual Meeting of Shareholders. The annual meeting will be held on Thursday, May 20, 2004, at 9:00 a.m. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington.

      At the annual meeting, you will be asked to elect two directors to Targeted Genetics’ board of directors, to consider a proposal to amend our 1999 Stock Option Plan to increase the number of shares of common stock issuable under the plan and to increase the number of option shares that may be granted to any individual in the aggregate in a single fiscal year, and to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004.

      The board of directors recommends that you vote “FOR” election of the nominees for director, “FOR” the amendment of the 1999 Stock Option Plan, and “FOR” ratification of the appointment of independent auditors.

      You should read carefully the accompanying Notice of Annual Meeting of Shareholders and the proxy statement for additional information.

      Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement. Then please mark your votes on the enclosed proxy card, sign and date the proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give on your proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card. Your prompt cooperation is greatly appreciated.

Sincerely,

H. Stewart Parker
President and Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PRINCIPAL SHAREHOLDERS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO AMENDMENT OF THE 1999 STOCK OPTION PLAN
PROPOSAL THREE RATIFICATION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE
OTHER BUSINESS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
ANNUAL REPORT AND FORM 10-K
Annex A
Annex B

TARGETED GENETICS CORPORATION

1100 Olive Way, Suite 100
Seattle, Washington 98101

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 20, 2004

TO THE SHAREHOLDERS OF TARGETED GENETICS CORPORATION:

      We will hold the 2004 Annual Meeting of Shareholders of Targeted Genetics Corporation on Thursday, May 20, 2004, at 9:00 a.m. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, for the following purposes:

•	to elect two Class 1 directors to our board of directors, as more fully described in the proxy statement accompanying this notice;

•	to consider and vote on a proposal to amend our 1999 Stock Option Plan to increase the number of shares of common stock issuable under the plan and to increase the number of option shares that may be granted to any individual in the aggregate in a single fiscal year;

•	to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004; and

•	to transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

      At the annual meeting, we will also report on our 2003 business results and other matters of interest to our shareholders.

      The board of directors has fixed the close of business on March 19, 2004 as the record date for the annual meeting. Only shareholders of record of common stock on the record date are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

      The directors elected will be the two candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting. The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to amend the 1999 Stock Option Plan and to ratify the appointment of our independent auditors.

      You are cordially invited to attend the annual meeting. To ensure your representation at the annual meeting, however, you should complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give on your proxy card. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing a written revocation with the secretary of Targeted Genetics or by attending the annual meeting and voting in person.

      The approximate date of mailing this proxy statement and the accompanying proxy card is April 5, 2004.

By order of the board of directors,

Todd E. Simpson
Secretary

Seattle, Washington
March 22, 2004

TARGETED GENETICS CORPORATION

PROXY STATEMENT

      This proxy statement is being furnished to holders of shares of common stock of Targeted Genetics Corporation, a Washington corporation, in connection with the solicitation of proxies by our board of directors for use at our 2004 Annual Meeting of Shareholders and at any adjournments or postponements of the annual meeting. We will hold the annual meeting on Thursday, May 20, 2004, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, at 9:00 a.m. local time. The approximate date of mailing of this proxy statement and the accompanying proxy card is April 5, 2004.

Matters to Be Considered at the Annual Meeting

      At the annual meeting, shareholders of record of common stock of Targeted Genetics as of the close of business on March 19, 2004 will consider and vote on:

•	the election of two Class 1 directors to the board of directors, to hold office until the third annual meeting of shareholders following their election or until their successors are elected and qualified;

•	a proposal to amend our 1999 Stock Option Plan to increase the number of share of common stock issuable under the plan and to increase the number of option shares that may be granted to any individual in the aggregate in a single fiscal year;

•	the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004; and

•	such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

      The board of directors recommends that our shareholders vote “FOR” election of the nominees for director, “FOR” amendment of the 1999 Stock Option Plan, and “FOR” ratification of the appointment of the independent auditors.

Record Date; Outstanding Shares Entitled to Vote

      Only shareholders of record at the close of business on the record date, March 19, 2004, are entitled to notice of and to vote at the annual meeting. As of the record date, 77,244,183 shares of our common stock were issued and outstanding.

Quorum; Voting

      We have one class of voting securities outstanding, which is designated as common stock, and each share of common stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting.

      The directors elected at the annual meeting will be the two candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting. Holders of common stock are not entitled to cumulate votes in the election of directors.

      The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to amend the 1999 Stock Option Plan and to ratify appointment of the independent auditors.

      Any broker, bank, nominee, fiduciary or other custodian who holds shares of our common stock for the account of a customer who is the beneficial owner of those shares, and who does not receive specific instructions from the customer on how to vote, has the power to vote those shares at its discretion in the election of directors and for other routine matters for which it has not received voting instructions. A “broker non-vote” occurs when the custodian may not vote, or give a proxy to vote, a customer’s shares because the customer did not provide voting instructions with respect to a non-routine matter on which the custodian does not have discretionary authority to vote. Because custodians will have discretionary voting authority with respect to election of directors and the ratification of the appointment of the independent auditors, there will be no broker non-votes with respect the election of directors or ratification of the appointment of the independent auditors. With respect to the proposal to amend our 1999 Stock Option Plan, broker non-votes will have no effect on the outcome because they are not counted as votes cast for or against the proposal and the outcome is determined by a majority of the votes cast.

      An abstention occurs when a shareholder affirmatively instructs the vote to be withheld (by checking the “withhold authority to vote” box on the proxy card) or when a shareholder who has not given a proxy is present at the meeting but does not cast a ballot. Shares of our common stock subject to abstentions are treated as present at the annual meeting and will therefore be counted toward establishing the presence of a quorum. Abstentions are not treated as votes cast, however, so abstentions will have no effect on the election of directors, which outcomes is determined by a plurality of the votes cast, or on the proposals to amend the 1999 Stock Option Plan and to ratify the appointment of the independent auditors, which outcomes are determined by a majority of the votes cast.

      As of the record date, our directors and executive officers and their affiliates beneficially own approximately 4% of the outstanding shares of our common stock, as beneficial ownership is defined under federal securities laws. Each of our directors and executive officers plans to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of the election of the nominees for director.

Proxies

      Shares of common stock represented by properly executed proxies that we receive at or before the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions contained on the proxy card. Shares of common stock represented by properly executed proxy cards for which no instruction is given will be voted “for” election of the nominees for director, “for” amendment of the 1999 Stock Option Plan, and “for” ratification of the independent auditors.

      To ensure that your shares are voted, please complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope we have provided. You may revoke a proxy by:

•	submitting a later-dated proxy for the same shares at any time before the vote on the proposal;

•	delivering written notice of revocation to the Secretary of Targeted Genetics at any time before the vote; or

•	attending the annual meeting and voting in person. Merely attending the annual meeting will not in and of itself revoke a proxy.

      If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Proxy Solicitation

      The enclosed proxy is solicited on behalf of our board of directors. We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, facsimile, e-mail, in person or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation but will reimburse them for the out-of-pocket expenses that they incur. We will reimburse persons who hold our common stock of record but not beneficially, such as brokerage firms, nominees, fiduciaries and other custodians, for the reasonable expenses they incur in forwarding solicitation materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

The board of directors recommends that you vote “for” election of the nominees for director.

      Our bylaws provide that our board of directors shall be composed of not less than one nor more than nine directors. At present, we have seven directors, each of whom is placed into one of three classes such that, to the extent possible, there is an equal number of directors in each class. Every director subsequently elected to the board of directors generally holds office for a three-year term and until his or her successor is elected and qualified. However, if a director resigns from the board of directors before his or her term expires, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term.

      At the annual meeting, two Class 1 directors are to be elected, each to hold office for a three-year term or until his or her successor is elected and qualified. Jack L. Bowman and Jeremy L. Curnock Cook have been nominated for election to the board of directors as Class 1 directors. Information is provided below with respect to these nominees and our continuing directors.

      Unless they receive contrary instructions, the persons named as proxies on the enclosed proxy card intend to cast votes represented by properly executed proxy cards for the election of these nominees. If any nominee should become unavailable for any reason, the persons named as proxies intend to cast votes for election of a substitute nominee designated by the board of directors. The board of directors has no reason to believe that any of the nominees named will be unable to serve if elected.

      If a quorum is present, the two nominees receiving the highest number of votes will be elected to serve as Class 1 directors. Abstentions and broker nonvotes will have no effect on the election of directors.

Nominees for Election as Class 1 Directors — Terms to Expire in 2007

      Jack L. Bowman (age 71) has served as a director of Targeted Genetics since March 1997. Since January 1994, Mr. Bowman has served as a director of NeoRx Corporation and in 2003 he was appointed its chairman and chief executive officer. From 1987 until January 1994, Mr. Bowman was a company group chairman at Johnson & Johnson, with primary responsibility for a group of companies in the diagnostic, blood glucose monitoring and pharmaceutical businesses. From 1980 to 1987, he held various positions at American Cyanamid Company, a pharmaceutical company, most recently as executive vice president. Mr. Bowman previously served as a member of the board of trustees of The Johns Hopkins University and currently serves as a director of Celgene Corporation, Cell Therapeutics, Inc. and Cellegy Pharmaceuticals, Inc.

      Jeremy L. Curnock Cook (age 54) has served as a director of Targeted Genetics since July 1995 and as chairman of the board since February 1998. Mr. Cook founded the International Biochemicals Group in 1975, which was sold to Royal Dutch Shell in 1985, serving as managing director until 1987. From 1987 to 2000, he was a director of Rothschild Asset Management Limited and was responsible for the Rothschild Bioscience Unit. He currently serves as chairman of the board of International Bioscience Managers Ltd. and as a director of SIRNA Therapeutics Inc. and several public and privately-held companies outside the United States. Mr. Cook previously served as a director of Cell Therapeutics, Inc. and Creative BioMolecules, Inc. Mr. Cook received his M.A. in Natural Sciences from Trinity College, Dublin.

Continuing Class 2 Directors — Terms Expire in 2005

      Joseph M. Davie (age 64) has served as a director of Targeted Genetics since October 2000. Dr. Davie was employed by Biogen, Inc., a biopharmaceutical company, from 1993 to 2000, most recently serving as senior vice president, research. From 1987 to 1993, Dr. Davie held several positions at G.D. Searle & Co., including president of research and development and senior vice president of science and technology. Dr. Davie was professor and head of the Department of Microbiology and Immunology at Washington University School of Medicine from 1975 to 1987. He currently serves as a director of Curis, Inc., Inflazyme

Pharmaceuticals, Ltd. and several private companies. Dr. Davie received his A.B., M.A. and Ph.D. in bacteriology from Indiana University and his M.D. from Washington University School of Medicine.

      Louis P. Lacasse (age 47) has served as a director of Targeted Genetics since May 1998. Mr. Lacasse has served as president of GeneChem Management, Inc. and as manager of GeneChem Technologies Venture Fund L.P. and GeneChem Theraputics Venture Fund, L.P., two venture capital funds, since May 1997. He served as vice president (Healthcare and Biotechnology) of SOFINOV, an investment subsidiary of Caisse de depot et placement du Quebec, from July 1987 to May 1997. Mr. Lacasse previously served as a director of several private and public companies, including Biochem Pharma Inc. and Axcan Pharma, Inc., and currently serves as a director of several privately-held biotechnology companies. Mr. Lacasse received his Bachelor’s degree from the École des Hautes Études Commerciales and his M.B.A. from McGill University.

Continuing Class 3 Directors — Terms Expire in 2006

      Nelson L. Levy (age 62) has served as a director of Targeted Genetics since May 1999. Since 1993, Dr. Levy has served as chairman of the board and chief executive officer of CoreTechs Corporation, a privately-held company that focuses on the development and marketing of early-stage technologies. He served as president of Fujisawa Pharmaceutical Company, the U.S. subsidiary of Japan’s third-largest pharmaceutical company, from 1992 to 1993, as chief executive officer of CoreTechs from 1984 to 1992 and as vice president for pharmaceutical research at Abbott Laboratories from 1981 to 1984. Dr. Levy served as a tenured professor of microbiology and immunology at Duke University from 1970 to 1981. He currently serves as a director of several privately-held companies and on the scientific advisory boards of several public and privately-held biotechnology and pharmaceutical companies. Dr. Levy received his B.A. from Yale University, his M.D. from Columbia University and his Ph.D. from Duke University.

      H. Stewart Parker (age 48) managed the formation of Targeted Genetics as a wholly owned subsidiary of Immunex Corporation and has served as president, chief executive officer and a director of Targeted Genetics since our inception in 1989. She served in various capacities at Immunex from August 1981 through December 1991, most recently as vice president, corporate development. Ms. Parker also served as president and a director of Receptech Corporation, a company formed by Immunex in 1989 to accelerate the development of soluble cytokine receptor products, from February 1991 to January 1993. Ms. Parker has served as chairman of the board of CellExSys, Inc., our majority-owned cell therapy subsidiary, since December 2000. She serves on the board of directors and the executive committee of BIO, the primary trade organization for the biotechnology industry, and as a director of several privately-held companies. Ms. Parker received her B.A. and M.B.A. from the University of Washington.

      Mark P. Richmond (age 73) has served as a director of Targeted Genetics since July 1996. Since 1996 Dr. Richmond has served as a business consultant and a research fellow of the School of Public Policy, University College London. From January 1993 until his retirement in February 1996, he served as director of research at Glaxo Wellcome plc (previously Glaxo plc), a pharmaceutical company. From October 1990 to December 1993, he served as chairman of the Science and Engineering Research Council in London. Dr. Richmond currently serves as a director of Genentech, Inc., OSI Pharmaceuticals and several privately-held biotechnology companies. He received his Ph.D. and D. Sc. from Cambridge University, England.

Director Compensation

      Directors who are employees of Targeted Genetics do not receive any fees for their services as directors. We pay directors who are not employees of Targeted Genetics an annual retainer of $10,000 ($15,000 in the case of the chairman of the board) and meeting attendance fees of $1,000 for each board of directors meeting attended in person, $500 for each board of directors meeting held telephonically, $500 for each committee meeting held separately from a board of directors meeting and attended in person ($750 in the case of the chairman) and $250 for each committee meeting held telephonically or in conjunction with a board of directors meeting ($375 in the case of the chairman). We suspended the annual retainer cash payments beginning July 1, 2002 and reinstated the annual retainer cash payments beginning July 1, 2003. We also reimburse our directors for travel expenses that they incur in attending meetings.

      Our stock option grant program for nonemployee directors provides that each elected or appointed director who is not otherwise an employee of Targeted Genetics is eligible to receive stock option grants under our 1999 Stock Option Plan, including an initial grant of a non-qualified stock option, or NSO, to purchase 20,000 shares of our common stock and an annual grant, given every year thereafter, immediately following our annual meeting, of a NSO to purchase 10,000 shares of our common stock. In addition, in lieu of an annual cash retainer for the July 1, 2002 to June 30, 2003 period, each of our nonemployee directors received his or her annual retainer payment in the form of a NSO to purchase shares of our common stock. Initial and annual NSOs granted to nonemployee directors vest over a three-year period and the NSOs granted for the annual retainer vested over a one-year period.

Director Nominations Process

      Our board of directors has adopted a charter of the nominating and corporate governance committee, or nominating committee, that describes the process by which candidates for possible inclusion in our recommended slate of director nominees are selected. The board of directors may amend this charter at any time, in which case the most current version will be available on our web site at http://www.targetedgenetics.com. Under its charter, the nominating committee is responsible for developing criteria for identifying and evaluating nominees for the board of directors.

     Process for Identifying Candidates

      Our nominating committee has two primary methods for identifying candidates beyond those proposed by our shareholders. On a periodic basis, the nominating committee may solicit ideas for possible candidates from a number of sources, including members of the board of directors, senior level management, individuals personally known to the members of the board of directors and research, including publications, databases and Internet searches. In addition the nominating committee may from time to time use its authority under its charter to retain a search firm to identify candidates.

Nomination Right of Shareholders

      In accordance with our bylaws and applicable law, recommendations for nominations for the election of directors for consideration by the nominating committee may be made by any shareholder of record entitled to vote for the election of directors at shareholder meetings held for such purpose. The requirements a shareholder must follow for recommending persons for consideration by the nominating committee for election as directors are set forth in our bylaws and the section of this proxy statement titled Proposals of Shareholders for 2005 Annual Meeting.

      Subject to the superior rights, if any, of the holders of any class or series of stock having a preference over our common stock that we may issue in the future, if a shareholder complies with these procedures for recommending persons for consideration by the nominating committee for election as directors, the nominating committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the shareholder recommended candidates and, in the exercise of the nominating committee’s independent judgment in accordance with the policies and procedures adopted in the nominating committee charter, will determine whether to recommend the shareholder recommended candidates to the board of directors for inclusion in the list of candidates for election as directors at the next shareholder meetings held for such purpose.

Evaluation of Candidates

      The nominating committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the nominating committee’s initial evaluation, a candidate continues to be of interest, the nominating committee will generally conduct interviews and arrange for appropriate background and reference checks.

Director Independence and Other Matters

      The board of directors has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, or NASD: Jack L. Bowman, Jeremy L. Curnock Cook, Joseph M. Davie, Louis P. Lacasse, Nelson L. Levy and Mark P. Richmond.

      The board of directors has also determined that each member of the three committees of the board of directors meets the independence requirements applicable to those committees prescribed by the NASD and the Securities and Exchange Commission, or SEC.

Committees of the Board of Directors and Meetings

      The committees of our board of directors are an audit committee, a compensation committee and a nominating committee of the board of directors. The functions performed by these committees are as follows:

      Audit Committee. The audit committee operates under a written charter adopted by the board of directors. The audit committee has general responsibility for monitoring the finance, accounting, audit, review and attest activities and internal controls of Targeted Genetics. In addition, the audit committee chooses the certified public accountants to be appointed as the independent auditors of Targeted Genetics, and ensures that such firm understands that it shall be ultimately accountable to and report to the audit committee. The audit committee has the sole authority to retain, evaluate, terminate and replace the independent auditors. A copy of the Audit Committee Charter is attached as Annex A to this proxy statement. The members of this committee are Louis P. Lacasse (chairman), Jeremy L. Curnock Cook and Nelson L. Levy. The Board of Directors has determined that Messrs. Curnock Cook and Lacasse and Dr. Levy are “audit committee financial experts,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and that each of the members of the Audit Committee is independent in accordance with applicable NASDAQ listing standards and the rules and regulations of the SEC. A listing of the relevant experience that qualify Messrs. Curnock Cook and Lacasse and Dr. Levy as “audit committee financial experts” can be found in their biographical information contained at the beginning of “Proposal 1 — Election of Directors.” The audit committee held six meetings during 2003. The report of the audit committee is set forth below.

      Compensation Committee. The compensation committee operates under a written charter adopted by the board of directors. The compensation committee establishes salaries, incentives, option grants and other forms of compensation for our directors and executive officers. This committee also administers our various incentive compensation and benefit plans, including our stock option plans, and recommends the establishment of policies relating to our incentive compensation and benefit plans. The members of this committee are Jack L. Bowman (chairman), Joseph M. Davie and Mark P. Richmond, each of whom are independent directors. This committee held four meetings during 2003. The report of the compensation committee is set forth below.

      Nominating and Corporate Governance Committee. The nominating committee operates under a written charter adopted by the board of directors. The nominating committee ensures that the board of directors is appropriately constituted to meet its fiduciary obligations to the shareholders and Targeted Genetics, monitors and safeguard the independence of the board of directors and provides a leadership role in shaping the corporate governance of Targeted Genetics. All directors except for Ms. Parker serve on the nominating committee. The nominating committee held one meeting during 2003 and held one meeting in January 2004.

      During 2003, there were five meetings of our board of directors. Each of our directors attended 75% or more of the meetings of the board of directors and meetings held by all committees of the board of directors on which they served.

Compensation Committee Interlocks and Insider Participation

      No current member of the compensation committee is an officer or employee of Targeted Genetics. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE OFFICERS

      The following table lists the executive officers of Targeted Genetics, who will serve in the capacities noted until their successors are duly appointed and qualified.

Name	Age	Position

H. Stewart Parker	48	President, Chief Executive Officer and Director
Barrie J. Carter, Ph.D.	59	Executive Vice President and Chief Scientific Officer
Todd E. Simpson	43	Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

      H. Stewart Parker’s biography is contained in the section of this proxy statement entitled “Continuing Class 3 Directors — Terms Expire in 2006.”

      Barrie J. Carter has served as an executive vice president of Targeted Genetics since August 1992. Dr. Carter has served as chief scientific officer since January 2001 and was director of research and development from August 1992 to December 2000. Before joining Targeted Genetics he was employed for 22 years by the National Institutes of Health. He served as chief of the laboratory of molecular and cellular biology in the National Institute for Diabetes and Digestive and Kidney Diseases from 1982 to 1992. From 1995 to 2000, he was an affiliate professor of medicine at the University of Washington Medical School. Dr. Carter received his B.Sc. (Honors) from the University of Otago, Dunedin, New Zealand and his Ph.D. in biochemistry from the University of Otago Medical School. He then spent a period of postdoctoral training at the Imperial Cancer Research Fund Laboratories in London before joining the NIH. His long-term research interests are in the molecular biology of viruses, development of AAV vectors and gene therapy. Dr. Carter serves on the editorial board of Human Gene Therapy, as a section editor of Current Opinion in Molecular Therapeutics and as an associate editor of Virology. He also serves as a member of the advisory committee to the director of the NIH and as a director of the American Society for Gene Therapy.

      Todd E. Simpson has served as vice president, finance and administration, chief financial officer, treasurer and secretary of Targeted Genetics since October 2001. From January 1996 to October 2001, Mr. Simpson served as vice president, finance and administration and chief financial officer of Aastrom Biosciences, Inc., a public life science company focused on the development of cell-based therapeutics. From August 1995 to December 1995, he served as treasurer of Integra LifeSciences Corporation, a public biotechnology company, which acquired Telios Pharmaceuticals, Inc. in August 1995. From 1992 until its acquisition by Integra, he served as vice president of finance and chief financial officer of Telios and in various other finance-related positions. From 1983 to 1992, Mr. Simpson practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson is a certified public accountant. He received his B.S. in accounting and computer science from Oregon State University.

EXECUTIVE COMPENSATION

Compensation Summary

      The following table lists all compensation earned during 2003, 2002 and 2001 by our Chief Executive Officer and our other executive officers whose salary and bonus exceeded $100,000 for 2003, referred to collectively as our “Named Executive Officers”:

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)

H. Stewart Parker(1)	2003	$364,000	$191,100	100,000	$565
President and Chief Executive Officer	2002	364,000	—	130,000	3,290
	2001	350,000	88,200	160,000	3,165
Barrie J. Carter, Ph.D.(2)	2003	$243,320	$90,870	70,000	$1,531
Executive Vice President and Chief	2002	243,320	—	50,000	3,694
Scientific Officer	2001	233,000	34,000	63,000	3,569
Todd E. Simpson(3)	2003	$210,000	$78,750	70,000	$24,192
Vice President, Finance and	2002	210,000	—	12,500	103,405
Administration, Chief Financial	2001	52,500	6,800	175,000	15,645
Officer, Treasurer and Secretary

(1)	“All Other Compensation” for Ms. Parker consists of matching contributions to a 401(k) savings plan of zero in 2003, $2,750 in 2002 and $2,625 in 2001; and excess life insurance premiums of $565 in 2003 and $540 in each of 2002 and 2001.

(2)	“All Other Compensation” for Dr. Carter consists of matching contributions to a 401(k) savings plan of zero in 2003, $2,750 in 2002 and $2,625 in 2001; and excess life insurance premiums of $1,531 in 2003 and $944 in each of 2002 and 2001.

(3)	“All Other Compensation” for Mr. Simpson consists of relocation costs of $75,463 in 2002, forgiveness of an installment payment and interest on a relocation assistance loan of $24,000 in 2003 and $25,000 in 2002 in accordance with the terms of the loan, matching contributions to a 401(k) savings plan of zero in 2003 and $2,750 in 2002; excess life insurance premiums of $192 in 2003 and 2002; and relocation costs of $15,645 in 2001. Mr. Simpson joined Targeted Genetics in October 2001. His 2001 compensation reflects a partial year of service.

Option Grants in 2003

      The following table provides information regarding options granted to the Named Executive Officers during 2003:

Option Grants in Last Fiscal Year

Individual Grants

		Percent of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Shares	Granted to			Price Appreciation for
	Underlying	Employees in	Exercise		Option Term(3)
	Options	Last Fiscal	Price	Expiration
Name	Granted(1)	Year(2)	($/Share)	Date	5%($)	10%($)

H. Stewart Parker	100,000	10.7%	$0.43	3/20/2013	$27,042	$68,531
Barrie J. Carter, Ph.D.	70,000	7.5%	0.43	3/20/2013	18,930	47,972
Todd E. Simpson	70,000	7.5%	0.43	3/20/2013	18,930	47,972

(1)	Options are granted at the fair market value on the date of grant and vest over eighteen months, with 5.56% of each grant becoming exercisable monthly, beginning one month after the date of grant. Specified changes in control of Targeted Genetics can trigger accelerated vesting of stock options and rights to related payments.

(2)	We granted options to purchase 935,250 shares of common stock to our employees during 2003.

(3)	The dollar amounts set forth as potential realizable values are calculated based on assumed rates of appreciation of 5% and 10% and are not intended to forecast future appreciation. The Named Executive Officers will realize no value if our stock price does not exceed the exercise price of the options.

Option Exercises in 2003 and Fiscal Year-End Option Values

      The following table provides information regarding unexercised options held as of December 31, 2003 by the Named Executive Officers. No options were exercised by the Named Executive Officers during 2003.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

	Total Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at Fiscal		Options at Fiscal
	Year-End(#)		Year-End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

H. Stewart Parker	691,302	151,242	$111,969	$88,000
Barrie J. Carter, Ph.D.	375,328	84,164	76,425	61,600
Todd E. Simpson	127,968	129,532	76,475	76,475

(1)	The value of unexercised options is calculated based on the closing share price of our common stock on the NASDAQ SmallCap Market on December 31, 2003, which was $2.19 per share, net of the option exercise price.

Change in Control Arrangements

      Senior Management Employment Agreements. In October 1996, we entered into Senior Management Employment Agreements with both H. Stewart Parker and Barrie J. Carter. We entered into a substantially similar agreement with Todd E. Simpson on October 1, 2001. These agreements provide that, following a “change in control” (as that term is defined in the agreements), each executive who continues to be employed by the surviving company will be entitled to receive an annual base salary that is not less than his or her salary in effect before the change in control and an annual bonus at least equal to the average of his or her annual bonuses for the three prior years. In addition, each of these executives will be entitled to insurance coverage and other employee benefits no less favorable than their benefits in effect before the change in control. If during the two-year period after a change in control the employment of any of these executives is terminated for any reason other than death, disability or “cause” or the executive terminates his or her employment for “good reason” (as these terms are defined in the agreements), the terminated executive will be entitled to specified additional benefits, including a lump-sum payment equal to one and one-half times (or, in the case of Ms. Parker, two times) the sum of (a) that executive’s annual salary before the change in control (or on the date of termination, if the executive’s salary is higher on that date) and (b) a percentage of that salary equal to the executive’s percentage bonus for the year before the change in control. If no such bonus was paid or if the bonus cannot be determined, the applicable percentage will be 10%. In addition, the terminated executive will be entitled to be paid an amount sufficient to compensate the executive for any excise tax, including interest and penalties, imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, and will be entitled to continuation of life insurance, disability, health, dental and other similar employee benefits for one year after termination. The Senior Management Employment Agreements generally may be terminated with 30 days’ prior written notice, but we will remain liable for any obligations arising before the termination.

      Option Plans. Our Restated 1992 Stock Option Plan and our 1999 Stock Option Plan each contain provisions that could result in the accelerated vesting of options granted under those plans in the event of a “change in control,” as that term is defined in each of the plans. The vesting of options granted to our executive officers under these plans may accelerate in the event of a change in control.

Agreements with Management

      We loaned Mr. Simpson $100,000 under a promissory note dated October 31, 2001 to assist in his relocation. Interest on the principal balance accrues at a rate of five percent per year, compounded annually, over a term of four years. Repayment of the principal amount and accrued interest will be due in five equal installments over the term of the note, with the first four installments payable annually and the fifth installment due at the same time as the fourth installment. If, however, on the date an installment becomes due, Mr. Simpson is employed by us, was terminated without “cause” or has terminated his employment with “good reason,” as those terms are defined in Mr. Simpson’s Senior Management Employment Agreement, Mr. Simpson will not be obligated to pay that installment. We forgave $24,000 of the outstanding principal and accrued interest in 2003 and $25,000 of the outstanding principal and accrued interest in 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation committee of our board of directors currently consists of Jack L. Bowman, Joseph M. Davie and Mark P. Richmond, all of whom are independent directors as defined under NASD Rules. The compensation committee is responsible for our executive compensation program and for administering our incentive compensation and benefit plans. On an annual basis, the compensation committee evaluates the performance and compensation of our executive officers.

      Our executive compensation philosophy is to pay competitively to:

•	attract qualified executive personnel capable of enabling Targeted Genetics to achieve its business objectives;

•	retain and motivate these executives to achieve superior performance;

•	link individual compensation to individual and company performance; and

•	align executives’ financial interest with those of our shareholders.

      Our executive compensation program includes the following components:

•	base salaries comparable to those paid by other biotechnology companies of comparable size and mission, taking into account the qualifications and performance of our executive officers;

•	annual bonuses that are structured to encourage executives to focus on achieving important short-term corporate and individual objectives; and

•	long-term incentives in the form of stock option grants, which provide financial rewards on the same basis as those realized by our shareholders.

      Base Salaries. On January 21, 2003, the compensation committee met to consider the compensation levels of our chief executive officer and our other executive officers for 2003. In addition, the compensation committee discussed the performance of our executive officers with respect to our corporate objectives that were set in early 2002. The primary objectives consisted of advancing our clinical development programs; successfully maintaining our current strategic partnerships and executing new strategic partnerships; strengthening our financial and strategic assets; and further developing our production and manufacturing capabilities. While the compensation committee concluded that the executive officers had substantially achieved several, but not all, of the corporate objectives identified for 2002, in light of Targeted Genetics’ financial position and generally poor market and economic conditions affecting the biotechnology industry, we chose not increase the base salaries for the Named Executive officers in 2003. As a result, we recommended that that Ms. Parker’s base salary for 2003 remain at $364,000, that Dr. Carter’s base salary for 2003 remain at $243,320 and that Mr. Simpson’s base salary for 2003 remain at $210,000.

      Short-Term Incentive Bonuses. On January 15, 2004, we met to discuss the performance of our executive officers with respect to our corporate objectives that were set in early 2003. The primary objectives consisted of advancing our clinical development programs; successfully maintaining or expanding our current strategic partnerships and executing new strategic partnerships; strengthening our financial position; and further developing our production and manufacturing capabilities. The compensation committee concluded that the executive officers had substantially met or exceeded all of the corporate objectives identified for 2003. Therefore, the Committee recommended that bonus compensation be set at 150% of the target, resulting in bonuses paid to our Named Executive Officers of $191,100 to Ms. Parker, $90,870 to Dr. Carter and $78,750 to Mr. Simpson.

      Stock Option Grants. We grant stock options to provide a long-term incentive opportunity that is directly linked to an increase in shareholder value. We generally grant options with an exercise price equal to the market value of our common stock on the date of the grant and a term of ten years, and the options become exercisable over a four-year period in sixteen equal installments beginning three months after the date of grant. To encourage employee retention, we grant all options as incentive stock options to the maximum extent possible under the Internal Revenue Code.

      When determining the size of potential option grants to our executive officers, the compensation committee uses a “range of shares” approach, referencing competitive grant guidelines prepared by a benefits consulting firm. We intend to revise these guidelines, which we first used with respect to 2001 compensation, every three years based on then-current competitive data. We maintain competitive levels of option holdings by executive officers through periodic “refresher” grants. In March 2003, we granted an option to purchase 100,000 shares to Ms. Parker, an option to purchase 70,000 shares to Dr. Carter and an option to purchase 70,000 shares to Mr. Simpson.

      Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based” is, however, excluded from the $1 million limit. We do not presently expect total cash compensation payable to any of the Named Executive Officers to exceed the $1 million limit. It is our policy, however, to have the compensation paid to the Named Executive Officers qualify as performance-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code unless there is a valid compensation reason that would justify paying non-deductible amounts. We have structured our incentive plans so that bonuses and stock options are fully deductible. Non-deductible compensation for executive officers would typically take the form of signing or guaranteed bonuses agreed to at the time of hire in order to provide the individual with an incentive to join the company.

      Compensation of the Chief Executive Officer. We believe that Ms. Parker continues to provide outstanding leadership for Targeted Genetics, ably guiding Targeted Genetics through a prolonged period of difficult market conditions for the biotechnology industry. She and her management team reacted quickly to adverse market conditions, making a number of difficult yet vital decisions to help the company conserve its capital and increase its capital resources when opportunities arose. In light of the financial and market conditions faced by Targeted Genetics, however, we set Ms. Parker’s base 2003 salary to be the same as her 2002 base salary, $364,000, and granted Ms. Parker an option to purchase 100,000 shares of our common stock. In light of her success in leading the company to achieve or exceed its 2003 objectives, we believe that her performance bonus for 2003 of $191,100 is appropriate.

Compensation Committee

Jack L. Bowman (chairman)
Joseph M. Davie
Mark P. Richmond

PRINCIPAL SHAREHOLDERS

      The following table provides information with respect to the beneficial ownership of shares of our common stock outstanding as of March 1, 2004 by:

•	each person that we know beneficially owns 5% or more of our common stock;

•	each of our directors;

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

      The percentage ownership data is based on 77,244,183 shares of our common stock outstanding as of March 1, 2004. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants that are currently exercisable or will become exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding the option or warrant, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Amount and
	Nature of	Percent of
	Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership	Outstanding

5% Owners:
Biogen, Inc.	12,127,178	15.7%
14 Cambridge Center
Cambridge, MA 02142
Elan International Services, Ltd.(1)	12,667,175	15.4%
102 St. James Court
Flatts Bermuda FL 04
Directors and Executive Officers(2):
H. Stewart Parker	963,371	1.2%
Barrie J. Carter	544,023	*
Todd E. Simpson	166,961	*
Jack L. Bowman	70,001	*
Jeremy L. Curnock Cook	95,001	*
Joseph M. Davie	55,001	*
Louis P. Lacasse(3)	1,510,186	2.0%
Nelson L. Levy	55,701	*
Mark P. Richmond	51,668	*
All directors and executive officers as a group (9 persons)(3)	3,511,913	4.4%

*	Less than 1%

(1)	Includes 4,932,293 shares of common stock issuable upon conversion of shares of Series B Preferred Stock, which is immediately convertible.

(2)	For each director and executive officer, includes beneficial ownership of the number of shares of common stock set forth below opposite such director’s or executive officer’s name, which shares may be acquired within 60 days of March 1, 2004, pursuant to the exercise of options granted under Targeted Genetics’ stock option plans.

•	H. Stewart Parker	751,616
•	Barrie J. Carter	406,358
•	Todd E. Simpson	166,961
•	Jack L. Bowman	65,001
•	Jeremy L. Curnock Cook	95,001
•	Joseph M. Davie	45,001
•	Louis P. Lacasse	60,001
•	Nelson L. Levy	55,001
•	Mark P. Richmond	50,000

•	All directors and executive officers as a group (9 persons)	1,694,940

(3)	Includes 1,450,185 shares of our common stock owned by GeneChem Technologies Venture Fund L.P., or GeneChem. Mr. Lacasse is president of GeneChem Management, Inc., the manager of GeneChem, and thereby has power to vote the securities held by GeneChem. Mr. Lacasse disclaims beneficial ownership of the securities owned by GeneChem.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table lists equity compensation plans, including individual compensation arrangements, under which equity securities are authorized for issuance as of December 31, 2003:

	Number of Securities	Weighted-Average	Number of Securities
	to be Issued	Exercise Price	Remaining Available
	Upon Exercise of	of Outstanding	for Future Issuance
	Outstanding Options,	Options, Warrants	Under Equity
	Warrants and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders	4,097,687	$3.07	322,927
Equity compensation plans not approved by security holders	2,003,826	3.33	—

Total	6,101,513	$3.15	322,927

      We have issued stock purchase warrants to purchase a total of 2,003,826 shares of our common stock under technology licensing arrangements. These are presented in the table above as “Equity compensation plans not approved by security holders” and include:

•	In 1999, in connection with a technology license agreement, we issued to Alkermes, Inc. a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $2.50 per share, expiring in June 2007, and a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $4.16 per share, expiring in June 2009.

•	We have outstanding warrants to purchase a total of 3,826 shares of our common stock related to a technology licensing arrangement. These warrants had an exercise price of $4.50 per share and expired on March 15, 2004.

PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total shareholder return for Targeted Genetics, the NASDAQ Composite Index, a peer group composed of Avigen, Inc., Cell Genesys, Inc., Collateral Therapeutics, Inc., GenVec, Inc., Introgen Therapeutics, Inc., Onyx Pharmaceuticals, Inc., Transgene SA, Valentis, Inc. and Vical, Incorporated, or the Gene Therapy Peer Group, and the NASDAQ Biotechnology Index, or NBI. Since there was no widely recognized standard industry group comprised of Targeted Genetics and peer companies, we established the Gene Therapy Peer Group composed of companies that are or were in the gene therapy business and that we believe to be companies that analysts have frequently used to compare with an investment in Targeted Genetics. Beginning in 2004, for this proxy statement, we are changing the Company’s peer group from this peer index to a more recognized peer group, the NASDAQ Biotechnology Index, or NBI, rather than using the Gene Therapy Peer Group utilized for the preceding fiscal years. We are making this change because the number of companies operating in this segment has shrunk meaningfully causing one company’s performance to distort the results for the group and because we believe that the NBI is more appropriate to compare our performance to the performance of a broader array of biotechnology companies. The graph shows the value, as of December 31, 2003, of $100 invested on December 31, 1998 in our common stock, the Gene Therapy Peer Group, the NBI and the NASDAQ Composite Index.

Comparison of Cumulative Total Return among Targeted Genetics Corporation, Gene Therapy

Peer Group, the NASDAQ Biotechnology Index and the NASDAQ Composite Index

	Dec. 31, 1998	Dec. 31, 1999	Dec. 29, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003

Targeted Genetics	$100	$300	$510	$206	$30	$167
Gene Therapy Peer Group	$100	$241	$244	$229	$141	$298
NASDAQ Biotechnology Index	$100	$202	$248	$208	$114	$166
NASDAQ Composite Index	$100	$186	$113	$89	$61	$91

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and holders of 10% or more of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require our executive officers, directors and 10%-or-greater shareholders to give us copies of all Section 16(a) forms that they file with the SEC.

      Based solely on our review of these forms, or written representations from reporting persons that no such forms were required for those persons, we believe that our executive officers, directors and 10%-or-greater shareholders complied with all applicable filing requirements for the calendar year 2003 except as described in this paragraph. Elan International Services, Ltd, or Elan, failed to file timely a Form 4 in connection with Elan’s acquisition of shares of our common stock pursuant to the conversion of outstanding debt owed by Targeted Genetics to equity in September 2003. Elan also failed to file timely a Form 3 in connection with Elan’s acquisition of our common stock in August 2000.

PROPOSAL TWO

AMENDMENT OF THE 1999 STOCK OPTION PLAN

The board of directors recommends that you vote “for” the amendment of the Option Plan.

      Proposed Amendment. On March 4, 2004, upon the recommendation of the compensation committee, the board of directors unanimously approved an amendment to the Targeted Genetics Corporation 1999 Stock Option Plan, or Option Plan, subject to approval by our shareholders at the annual meeting, that increases the number of shares of common stock issuable under the Option Plan by 6,000,000 shares, from 3,500,000 to 9,500,000 shares. On March 22, 2004, the board of directors unanimously approved an amendment to the Option Plan, subject to approval by our shareholders at the annual meeting, that increases the number of shares that may be granted to any individual in the aggregate in any one fiscal year from 200,000 to 500,000 shares. While the compensation committee has no current plans for any individual grant of options of this size, the compensation committee and the board of directors believe that the increase in the number of shares issuable under the Option Plan is necessary to provide sufficient stock options to attract and retain the services of experienced and knowledgeable employees in our competitive biotechnology industry and to preserve certain corporate income tax deductions that may become available to us. The board of directors has directed that we submit the increase in the number of shares that may be issued to any one individual for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, to our shareholders for approval.

      As of March 1, 2004, options to purchase 1,623,131 shares had been exercised, options to purchase 4,124,052 shares were outstanding, with a weighted average exercise price of $3.08 per share, and options to purchase 271,630 shares remained available for future grant under the Option Plan.

      Approval of Section 162(m) Increase. We are asking our shareholders to reapprove the material terms of the Option Plan, as amended and restated, which are unchanged from the current version of the Option Plan with the exception of the increase in the number of shares of common stock issuable under the Option Plan and the inclusion in the Option Plan of new limits on the number of shares that may be granted under the Option Plan to any single individual in the aggregate in any single fiscal year. Shareholder approval of the Option Plan, as amended and restated to include the new grant limitations, is required to preserve corporate income tax deductions that may become available to us pursuant to Section 162(m) of the Code, or Section 162(m). We are asking our shareholders for this reapproval so that we may deduct for federal income tax purposes compensation in excess of $1 million that may be paid to certain executive officers in any single year. Compensation includes cash compensation, income arising from the exercise of nonqualified stock options, or NSOs, and disqualifying dispositions of incentive stock options, or ISOs.

      In general, Section 162(m) provides that we may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1 million in compensation in any single year. However, an exception to this deduction limitation applies to the extent any such compensation exceeding $1 million qualifies as “performance-based” compensation for Section 162(m) purposes. For options to qualify as “performance-based,” among other requirements, the plan under which they are granted must contain a specified limit approved by the shareholders of the issuer on the number of shares that may be granted to any single individual in the aggregate in any single fiscal year.

      We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation that could potentially be in excess of $1 million to our executive officers, the board of directors believes it would be in our best interests and those of our shareholders to be able to deduct such compensation for federal income tax purposes.

      If our shareholders do not reapprove the Option Plan, as amended and restated, the Option Plan will continue to exist in its current form, and we would continue to make grants to our executive officers under the Option Plan, but we would lose the ability to deduct certain “performance-based” compensation derived from option grants under the Option Plan for federal income tax purposes.

Description of the Option Plan

      The following summary description of the Option Plan is qualified in its entirety by reference to the Option Plan. A copy of the amended Option Plan is attached as Annex B to this proxy statement.

      Eligibility to Receive Options. Options may be granted under the Option Plan to those employees, directors and officers of Targeted Genetics and our subsidiaries that the plan administrator from time to time selects. Options may also be issued to consultants, agents, advisors and independent contractors who provide services to us or our subsidiaries. Approximately 90 individuals are currently eligible to participate in the Option Plan.

      Shares Subject to the Option Plan. Subject to adjustment as provided in the Option Plan, if the amendment is approved a maximum of 9,500,000 shares of our common stock will be available for issuance under the Option Plan. Shares issued under the Option Plan will be drawn from authorized but unissued shares or shares that we now hold or subsequently acquire.

      Subject to adjustment as provided in the Option Plan and to the extent required for compliance with Section 162(m), if the amendment is approved, no more than 500,000 shares of our common stock may be granted in the aggregate to any individual in the aggregate in a single fiscal year. Section 162(m) precludes us from taking a tax deduction for compensation payments to certain executives in excess of $1 million, unless those payments qualify for the “performance-based” exemption from the $1 million limitation.

      Any shares of our common stock that subsequently cease to be subject to an option granted under the Option Plan, other than because of exercise of the option, will again be available for issuance in connection with future grants of options under the Option Plan.

      Administration. The compensation committee of the board of directors administers the Option Plan. The compensation committee, in its capacity as plan administrator, has the authority to determine all matters relating to options under the Option Plan, including the persons to whom options are granted, the type of options, the number of shares of common stock subject to an option and all terms, conditions, restrictions and limitations of options. The compensation committee also has the exclusive authority to interpret the Option Plan and may from time to time adopt or change rules and regulations of general application for administering the Option Plan. H. Stewart Parker has been delegated limited authority to grant stock options under the Option Plan to both new and current employees who are not then Section 16 officers, provided that the number of shares to be granted can not exceed in the aggregate 50,000 shares of our common stock in any quarter or 10,000 shares of our common stock to any individual during any quarter.

      Options. Options granted under the Option Plan may be either ISOs or NSOs. The exercise price for all ISOs granted under the Option Plan will not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price for all NSOs granted under the Option Plan will not be less than 85% of the fair market value of our common stock on the date of grant. “Fair market value,” for purposes of the Option Plan, means the closing price for our common stock on the date of grant, as reported by the NASDAQ SmallCap Market. On March 1, 2004, the closing price for our common stock was $2.32 per share.

      The compensation committee has broad discretion to determine the terms and conditions under which options are exercisable, but under no circumstances may an option have a term exceeding ten years from the date it is granted.

      The exercise price may be paid in cash or by check, or, unless the compensation committee determines otherwise at any time, by a combination of cash, check, shares of our common stock that have been held for at least six months, or delivery of a properly executed exercise notice, together with irrevocable instructions to a broker. The compensation committee may also permit payment by a full-recourse promissory note or other forms of consideration and specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

      Each option will be exercisable according to a vesting schedule determined by the compensation committee. If no vesting schedule is contained in the instrument evidencing the option, the option will become exercisable over four years, in 16 equal quarterly installments beginning three months after the date of grant.

The compensation committee will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to us or one of our subsidiaries. If these circumstances are not established, options generally will be exercisable for one year after termination of services as a result of retirement, disability or death and for three months after all other terminations, but in no event later than the remaining term of the option. An option will terminate automatically if the optionee’s services are terminated for “cause,” as that term is defined in the Option Plan.

      Transferability. Unless the compensation committee determines otherwise in its sole discretion, and except to the extent permitted by Section 422 of the Code, no option will be assignable or otherwise transferable by the optionee other than by will or the laws of descent and distribution and, during the optionee’s lifetime, the option may be exercised only by the optionee.

      Change in Control. In the event of a “change in control,” as that term is defined in the Option Plan, unless the option agreement provides otherwise, each option that is outstanding at that time shall automatically accelerate so that the option becomes 100% vested immediately before the effective date for the change in control. In addition, the option will not accelerate if and to the extent that the option is either (a) to be assumed by the successor corporation or its parent or replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or (b) to be replaced with a cash incentive program of the successor corporation that preserves the spread between the fair market value and the exercise price existing at the time of the change in control and provides for subsequent payout according to the same vesting schedule applicable to the option. The determination of comparability under clause (a) above will be made by the plan administrator, whose determination will be conclusive and binding. All options will terminate and cease to remain outstanding immediately following the consummation of the change in control, except to the extent they are assumed by the successor corporation. Any options that are assumed or replaced in the change in control and do not otherwise accelerate at that time will be accelerated in the event the optionee’s employment or services with the successor corporation subsequently terminates within two years following the change in control, unless his or her employment or services are terminated by the successor corporation for “cause” or by the optionee voluntarily without “good reason” (as those terms are defined in the Option Plan). A “change in control” is defined in the Option Plan to include specified changes in the composition of our board of directors, significant acquisitions of outstanding shares of our common stock, or approval by our shareholders of (i) a complete liquidation or dissolution of Targeted Genetics, (ii) mergers or other reorganizations involving significant changes in ownership or (iii) sales or other dispositions of all or substantially all of our assets.

      Further Adjustment of Options. If we split or consolidate shares or make any other similar capital adjustment of our common stock, we will proportionately adjust the number and kind of shares subject to the Option Plan, any outstanding options under the Option Plan and the option exercise prices.

      Withholding. We may require an optionee to pay to us any applicable withholding taxes that we are required to withhold with respect to the grant or exercise of any option. The withholding tax may be paid in cash or, subject to applicable law, the plan administrator may permit the optionee to satisfy such obligations by the withholding or delivery of shares of our common stock.

      Amendment and Termination. The Option Plan may be amended or terminated at any time by our board of directors. To the extent required by Section 422 of the Code or any applicable law or regulation, however, any amendment that would increase the number of shares available under the Option Plan, modify the class of persons eligible to receive options or otherwise require shareholder approval must be approved by our shareholders.

Federal Income Tax Consequences

      The following paragraphs briefly describe the federal income tax consequences of the Option Plan to the optionee and to Targeted Genetics, based on current provisions of the Code. This summary does not address all possible tax aspects of transactions that may arise under the Option Plan, including foreign, state or local tax consequences. The tax laws and regulations are complex and are subject to legislative changes that could be applied retroactively, and circumstances peculiar to certain individuals may change the usual income tax results.

      Option Grants. Under present law and regulations, the optionee will not recognize income when the option is granted.

      Exercise of NSOs. When exercising an NSO, the optionee will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When the optionee sells the shares, he or she will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the optionee receives from the sale and the tax basis of the shares sold. If the optionee pays the option exercise price entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option exercise price), and the shares’ holding period will begin on the day after the exercise date.

      If the optionee uses already-owned shares of Targeted Genetics common stock to pay the option exercise price, in whole or in part, the Internal Revenue Service, or IRS, will not treat the sale as a taxable disposition of the already-owned shares, except under certain circumstances relating to already-owned shares received upon the exercise of ISOs, as described below. The optionee may carry over his or her tax basis and holding period for the already-owned shares to the equivalent number of shares he or she receives upon exercise. The tax basis of the additional shares the optionee receives upon exercise will be their fair market value on the exercise date (but not less than the amount of cash, if any, used to pay for the shares), and the holding period for the additional shares will begin on the day after the exercise date.

      The NSO tax consequences described above also apply to an ISO that the optionee exercises more than three months after his or her termination of employment with Targeted Genetics or one of our subsidiaries (or more than 12 months after termination in the case of permanent and total disability, as defined in the Code).

      Exercise of ISOs. If the optionee exercises an ISO while he or she is employed with Targeted Genetics or our subsidiaries or within three months after his or her employment ends (12 months in the case of permanent and total disability), the optionee will recognize no income at the time of exercise (although he or she will have income for alternative minimum income tax purposes at that time, as if the option were an NSO). If the optionee sells or exchanges the shares after the later of (a) one year from the date the optionee exercised the option and (b) two years from the grant date of the option, the transaction will be taxed as a long-term capital gain or loss on the difference between the amount the optionee received in the sale or exchange and the option exercise price. If the optionee disposes of the shares before these holding period requirements are satisfied, a “Disqualifying Disposition”, then the optionee will recognize taxable ordinary income in the year of disposition equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option exercise price, or generally, if less, the excess of the amount realized on the sale of the shares over the option exercise price, and the optionee will have capital gain or loss, long-term or short-term, as the case may be. equal to the difference between (i) the amount the optionee received when he or she sold the shares and (ii) the option exercise price increased by the amount of ordinary income, if any, the optionee recognized.

      We cannot be sure of the tax consequences of exercising an ISO by delivering already-owned shares of common stock. In proposed regulations, the IRS has taken the position that (a) except as described below, the optionee will recognize no income at the time of a stock-for-stock exercise, (b) to the extent the optionee acquires an equivalent number of shares, the optionee’s basis in the shares he or she acquires upon exercise is equal to his or her basis in the surrendered shares increased by any compensation income he or she recognized, (c) the optionee’s basis in any additional shares acquired upon such exercise is zero, and (d) it will view a Disqualifying Disposition of the acquired shares within the one- or two-year period described above first as a Disqualifying Disposition of the shares with the lowest basis. Furthermore, if the optionee exercises an ISO by tendering already-owned shares for which the ISO holding period described above has not been satisfied at the time of exercise, the IRS will treat the transaction as a Disqualifying Disposition. The optionee will recognize compensation income and will be subject to other basis allocation and holding period requirements if the optionee makes a Disqualifying Disposition.

      Tax Consequences to Targeted Genetics. In the foregoing cases, we will be entitled to a deduction in the same amount as the optionee recognizes in ordinary income, subject to limitations on deductions for compensation contained in the Code.

Additional Information Regarding Option Plan

      The SEC’s proxy rules require us to provide information regarding future participation in plans subject to shareholder action. Because awards under the Option Plan are discretionary, the size and recipients of grants to be made under the Option Plan in 2004 are not currently determinable. The following chart therefore lists, for purposes of comparison, the number of stock options granted in 2003 and the dollar value of options granted under the Option Plan as measured by the stock option exercise price multiplied by the number of shares issuable under the option:

OPTION PLAN BENEFITS

Name and Position	Dollar Value	Number of Shares

H. Stewart Parker	$43,000	100,000
President and Chief Executive Officer
Barrie J. Carter	30,100	70,000
Executive Vice President and Director of Research and Development
Todd E. Simpson	30,100	70,000
Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary
Executive officers, as a group	103,200	240,000
Directors who are not executive officers, as a group	74,750	125,000
Employees who are not executive officers, as a group	391,903	695,250
Total	569,853	1,060,250

PROPOSAL THREE

RATIFICATION OF INDEPENDENT AUDITORS

The board of directors unanimously recommends that you vote “for” ratification of the independent auditors.

      The Board of Directors unanimously recommends that you vote “FOR” ratification of its selection of Ernst & Young LLP, independent auditors, to audit and report on our financial statements for the year ending December 31, 2004. The decision to submit the appointment of Ernst & Young to our shareholders for ratification was recommended and approved by our audit committee. The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of independent auditors. Ernst & Young also served as our independent auditors for each of the years ended December 31, 2003 and December 31, 2002. Representatives of Ernst & Young are expected to attend the annual meeting, be available to respond to appropriate questions from shareholders and have the opportunity to make a statement if they desire to do so. If our shareholders fail to ratify the selection of Ernst & Young, the audit committee and the board of directors will consider whether to retain Ernst & Young, and may retain that firm or another firm without resubmitting the matter to our shareholders.

      The fees billed by Ernst & Young LLP for the indicated services performed during fiscal 2003 and fiscal 2002 were as follows:

	Fiscal 2003	Fiscal 2002

Audit fees	$166,000	$168,000
Audit-related fees	82,000	98,000
Tax fees	16,000	16,000
All other fees	3,000	—

Total fees	$267,000	$282,000

      Audit fees: Consists of fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

      Audit-related fees: Consists of fees for assurance and related services and consisted primarily professional services rendered in connection with equity financings.

      Tax fees: Consists of fees billed for professional services related to federal and state tax return preparation.

      All other fees: Consists primarily of fees for a subscription to electronic research materials.

      Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors. All fees billed by outside auditors incurred in 2003 were pre-approved by the audit committee. Our audit committee has determined that Ernst & Young’s rendering of all other non-audit services is compatible with maintaining auditor independence.

      After January 26, 2003, the effective date of Section 202 of the Sarbanes-Oxley Act, the audit committee’s policy was to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for particular services or categories of services, including planned services, project based services and routine consultations projects. Each category is subject to a specific budget or quarterly dollar amount. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated certain pre-approval authority to its Chairman. The Chairman must report any decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

      The board of directors has determined that members of the audit committee of our board of directors currently are independent, as that term is defined in Rule 4200(a)(15) of the National Associating of Securities Dealers Marketplace Rules, and operates under a written audit committee charter adopted by the board on March 4, 2004. The members of the audit committee are Louis P. Lacasse (chairman), Jeremy L. Curnock Cook and Nelson L. Levy.

      Our management is responsible for our internal controls and the financial reporting process. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. The audit committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee recommends to the full board of directors the selection of our independent auditors.

      In 2003, the audit committee met and held discussions with management and the independent auditors. In addition, the members of the audit committee individually reviewed our consolidated financial statements before we filed them with the SEC in our quarterly reports on Forms 10-Q and annual report on Form 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards, or SAS, No. 61, as amended by SAS No. 90, Communication with Audit Committees.

      Our independent auditors also provided to the audit committee the written disclosures required by the Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, and discussed with the audit committee Ernst & Young’s independence and considered the compatibility of non-audit services with the auditor’s independence.

      Based on the audit committee’s discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the SEC. The Committee also evaluated the performance of Ernst & Young and recommended to the board of directors that Ernst & Young be selected as Targeted Genetics independent auditors, to audit and report on Targeted Genetics’ financial statements for the year ending December 31, 2004.

Audit Committee

Louis P. Lacasse (chairman)
Jeremy L. Curnock Cook
Nelson L. Levy

CORPORATE GOVERNANCE

      Current copies of the following materials related to our corporate governance policies and practices are available publicly on our web site at http://www.targetedgenetics.com/investor/corp-info.php under the heading “Corporate Governance.”

•	Amended and Articles of Incorporation

•	Amended and Restated Bylaws

•	Audit Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Compensation Committee Charter

•	Code of Conduct (applicable to directors, officers and employees)

      Copies may also be obtained, free of charge, by writing to: General Counsel, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101.

      Our board of directors has established a policy under which interested shareholders can send communications to the board of directors, a committee of the board of directors and to individual directors by sending written communication to the general counsel, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101. The general counsel will forward such communication to the board of directors, the appropriate committee of the board of directors, or to individual directors unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the general counsel has the authority to discard the communication or take appropriate legal action regarding the communication.

OTHER BUSINESS

      As of the date of this proxy statement, we do not intend to present any business at the annual meeting other than the election of directors described in this proxy statement, and we are not aware that any other person intends to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournments or postponements of the annual meeting, the persons named on the accompanying proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Under the SEC’s proxy rules and the applicable provisions of our bylaws, shareholder proposals (including nominations for the election of directors) that meet specified conditions may be included in our proxy statement and form of proxy card for, and may be presented at, the 2004 annual meeting. Shareholders who intend to present a proposal at our 2005 annual meeting must give us notice of the proposal no later than November 22, 2004 for the proposal to be considered for inclusion in the proxy statement and form of proxy card for that meeting. Shareholders that intend to present a proposal that will not be included in the proxy materials must give us notice of the proposal at least 60 days but no more than 90 days before the one-year anniversary of the date of the 2004 annual meeting. If notice or public disclosure of the date of the 2005 annual meeting is given or made to the shareholders less than 60 days before the one-year anniversary of the date of the 2004 annual meeting, we must receive notice of the proposal not later than the tenth day following the day on which such notice of the meeting was mailed or such public disclosure was made. Because there are other requirements in the proxy rules, however, our timely receipt of any such proposal by a qualified shareholder will guarantee neither the proposal’s inclusion in our proxy materials for, nor presentation of the proposal at, the 2005 annual meeting.

ANNUAL REPORT AND FORM 10-K

      Copies of our Annual Report on Form 10-K for the year ended December 31, 2003 are being mailed with this proxy statement to each shareholder of record. If you did not receive a copy of the Form 10-K, you may obtain a copy (without exhibits) without charge by writing or calling Investor Relations, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101, (206) 623-7612. Copies of the exhibits to the Form 10-K are available for a nominal fee.

Annex A

TARGETED GENETICS CORPORATION

AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors on March 4, 2004

Purpose

      The Audit Committee, or Committee, is appointed by the Board of Directors, or Board, of Targeted Genetics Corporation to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting and financial reporting practices.

Composition

      The Committee is composed of at least three directors appointed by the Board, who shall meet the independence and financial literacy requirements under the Securities Exchange Act of 1934, as amended, and related Securities Exchange Commission, or SEC, rules, and Nasdaq Stock Market listing requirements. In addition, at least one member of the Committee shall qualify as an “audit committee financial expert” as defined in SEC rules.

      The Board appoints Committee members annually, considering the Committee’s recommendations and, as appropriate, the views of the Company’s Chairman of the Board. The Board has the power at any time to change the Committee’s membership and fill vacancies. The Board designates the chair of the Committee. Committee members will not serve simultaneously on the audit committees of more than five other public companies.

Responsibilities

      The Committee shall assist the Board in discharging the Board’s oversight responsibility to the Company’s stockholders and the investment community relating to the accounting and financial reporting and control practices of the Company. The Committee shall be directly responsible for the appointment, compensation and oversight of the Company’s independent auditors, which auditors shall report directly to the Committee. The Committee shall have general responsibility for monitoring the finance, accounting, audit, review and attest activities and internal controls of the Company. It is not the responsibility of the Committee to prepare, audit or certify the Company’s financial statements, to guarantee the independent auditors’ report, determine that the financial statements are complete and accurate or in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws or regulations or the Company’s internal policies, procedures and controls. Specific duties of the Committee are listed below.

Ensure Independence of the Audit Function

•	Choose the firm of independent certified public accountants to be appointed as the independent auditors of the Company, and ensure that such firm understands that it shall be ultimately accountable to and report to the Committee. The Committee shall have sole authority to retain, evaluate, terminate and replace the independent auditors.

•	Ensure receipt of, review and discuss with the independent auditors the formal written statement from the independent auditors, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, concerning any relationships between the independent auditors and the Company or any other relationships or services that may impact the objectivity and independence of the auditors and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditors.

•	Pre-approve all audit, audit-related, review and attest services to be provided by the independent auditors, including the staffing, scope and timing thereof and the compensation to be paid therefor.

•	Consider whether the performance of nonaudit services proposed to be performed by the independent auditors is compatible with the independent auditors’ independence.

•	Except to the extent pre-approval is not required under SEC rules, pre-approve all permissible nonaudit services, including tax services, to be provided by the independent auditors and the compensation to be paid therefor.

•	As appropriate, delegate the authority to grant pre-approvals to one or more designated members of the Committee who shall present any such delegated decisions to the full Committee at scheduled meetings.

•	Confirm annually the independence of the independent auditor.

•	Assure rotation of the lead (or coordinating) audit partner or the audit partner responsible for reviewing the audit in accordance with SEC rules.

•	Adopt guidelines governing hiring of employees or former employees of the independent auditors in accordance with SEC rules.

Audit Review

•	Review and discuss with management and the independent auditors:

•	the results of the independent auditors’ annual audit examination,

•	any problems or difficulties with the audit and management’s response,

•	any accompanying management letters, schedules of unreported differences or other material written communications between the independent auditors and management, and

•	any reports of the independent auditors with respect to interim periods.

•	Review and discuss with management and the independent auditors the annual audited financial statements of the Company, including an analysis of the independent auditors’ and management’s judgment as to the quality of the Company’s accounting principles and the other matters required by Statement on Accounting Standards No. 61, Communication with Audit Committees.

•	Before the filing of the audit report with the SEC, ensure receipt of, review and discuss with management and the independent auditors a report from the independent auditors of:

•	all critical accounting policies and practices to be used by the Company,

•	all alternative accounting treatments of financial information permitted within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including the ramifications of using such alternative treatments and disclosures and the treatment preferred by the independent auditors,

•	any significant changes in the Company’s accounting policies and practices, and

•	any accounting and financial reporting proposals that may have a significant effect on the Company’s financial reports.

•	Review and discuss with management and the independent auditors the Company’s off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

•	Resolve any disagreements between management and the independent auditors regarding the Company’s financial reporting.

•	Recommend to the Board whether, based on the review and discussions described above, the Company’s annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Prepare an audit committee report for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

Periodic Review

•	Review and discuss with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings. The chair of the Committee may represent the Committee for purposes of this review.

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q. The chair of the Committee may represent the Committee for purposes of this review.

•	Review management’s disclosure to the Committee and the independent auditors under Section 302 of the Sarbanes-Oxley Act, and the contents of the principal executive and financial officers certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.

Internal Control Review

•	Consider with management and the independent auditors:

•	the Company’s assessment of the adequacy, effectiveness and quality of its internal controls and the independent auditor’s attestation and report about the Company’s assessment,

•	the adequacy of the Company’s internal controls, and

•	any related significant findings or recommendations of the independent accountants regarding internal controls and managements responses thereto.

General Duties

•	Conduct an appropriate review of all related-party transactions on an ongoing basis and if required by the listing standards of Nasdaq, approve all such conflict-of-interest transactions.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Review and reassess the adequacy of this charter at least once a year and, to the extent and in the manner that the Company is legally required to do so by SEC rules, cause the Company to publicly file this charter.

      In addition to the above responsibilities, the Committee shall undertake such other duties as the Board may delegate to it from time to time and perform such other activities as are consistent with this charter, the Company’s bylaws and applicable law.

Meetings; Procedure

      The Committee shall meet at least once each quarter and otherwise shall meet as often as the Committee or its chair deems necessary or appropriate. The Committee is expected to maintain open communication with the Company’s independent auditors, management, internal auditing function and Board. This communication will include periodic executive sessions with the independent auditors, as well as with management and the internal auditing function, as needed.

      The Committee is governed by the same rules regarding meetings (including telephonic meetings), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the

Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this charter, (b) any provision of the Company’s bylaws, or (c) applicable law. The Committee may form and delegate authority to subcommittees when appropriate. The Committee will cause to be kept minutes of all its proceedings and will report on its actions to the next meeting of the Board. In addition, all materials relating to Committee meetings shall be circulated to all members of the Committee in advance of Committee meetings.

Education

      The Company is responsible for providing the Committee continuing education resources related to accounting principles and procedures, current accounting topics of interest to the Company and other material that may be requested by the Committee. The Company will assist the Committee in maintaining appropriate financial literacy.

Outside Advisors/ Investigations

      The Committee shall have the authority to engage such independent counsel and other advisors as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, for compensating any such counsel or other advisors engaged by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee will have full access to the Company’s books and records.

Annex B

TARGETED GENETICS CORPORATION

1999 STOCK OPTION PLAN

(As amended and restated March 22, 2004)

Section 1.     Purpose

      The purpose of the Targeted Genetics Corporation 1999 Stock Option Plan (the “Plan”) is to enhance the long-term shareholder value of Targeted Genetics Corporation, a Washington corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

Section 2.     Definitions

      For purposes of the Plan, the following terms shall be defined as set forth below:

      “Board” means the Board of Directors of the Company.

      “Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

      “Change in Control” has the meaning set forth in Section 11.1.4.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      “Common Stock” means the common stock, par value $.01 per share, of the Company.

      “Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Optionee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionee to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

      “Effective Date” means the date on which the Plan is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing selling price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

      “Good Reason” means the occurrence of any of the following events or conditions and the failure of a Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Optionee:

(a) a change in the Optionee’s status, title, position or responsibilities (including reporting responsibilities) that, in the Optionee’s reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Optionee of any duties or responsibilities that, in the Optionee’s reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Optionee from or failure to reappoint or reelect the Optionee to any of such positions, except in connection with the termination of the Optionee’s employment for Cause, for Disability or as a result of his or her death, or by the Optionee other than for Good Reason;

(b) a reduction in the Optionee’s annual base salary;

(c) the Successor Corporation’s requiring the Optionee (without the Optionee’s consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Change of Control, except for reasonably required travel on the Successor Corporation’s business that is not materially greater than such travel requirements prior to the Change of Control;

(d) the Successor Corporation’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Optionee was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Optionee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Change of Control;

(e) any material breach by the Successor Corporation of its obligations to the Optionee under the Plan or any substantially equivalent plan of the Successor Corporation; or

(f) any purported termination of the Optionee’s employment or service relationship for Cause by the Successor Corporation that is not in accordance with the definition of Cause under the Plan.

      “Grant Date” means the date on which the Plan Administrator completes the corporate action relating to the grant of an Option and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Options shall not defer the Grant Date.

      “Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

      “Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

      “Option” means the right to purchase Common Stock granted under Section 7.

      “Option Term” has the meaning set forth in Section 7.3.

      “Optionee” means (a) the person to whom an Option is granted; (b) for an Optionee who has died, the personal representative of the Optionee’s estate, the person(s) to whom the Optionee’s rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) the person(s) to whom an Option has been transferred in accordance with Section 10.

      “Parent,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

      “Plan Administrator” means the Board or any committee or committees designated by the Board or any person to whom the Board has delegated authority to administer the Plan under Section 3.1.

      “Related Corporation” means any Parent or Subsidiary of the Company.

      “Retirement” means retirement as of the individual’s normal retirement date under the Company’s 401(k) Plan or other similar successor plan applicable to salaried employees.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Subsidiary,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

      “Successor Corporation” has the meaning set forth in Section 11.1.2.

      “Termination Date” has the meaning set forth in Section 7.6.

Section 3.     Administration

3.1     Plan Administrator

      The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize a senior executive officer of the Company to grant Options to specified eligible persons, within the limits specifically prescribed by the Board.

3.2     Administration and Interpretation by Plan Administrator

      Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

Section 4.     Stock Subject to the Plan

4.1     Authorized Number of Shares

      Subject to adjustment from time to time as provided in Section 11, the number of shares of Common Stock that shall be available for issuance under the Plan shall be 9,500,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2     Limitations

      Subject to adjustment from time to time as provided in Section 11, not more than 500,000 shares of Common Stock may be made subject to Options under the Plan to any individual in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3     Reuse of Shares

      Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

Section 5.     Eligibility

      Options may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Options may also be granted to consultants, agents, advisors and independent contractors (“consultants”) who provide services to the Company and its Related Corporations; provided, however, that such consultants render bona fide services not in connection with the offer and sale of the Company’s securities in a capital-raising transaction.

Section 6.     Acquired Company Options

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Option is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Optionees.

Section 7.     Terms and Conditions of Options

7.1     Grant of Options

      The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2     Option Exercise Price

      The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the option exercise price shall be as specified in Section 8.2.

7.3     Term of Options

      The term of each Option (the “Option Term”) shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4     Exercise of Options

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Optionee’s Continuous Employment
or Service with the Company or Its Related	Percent of Total Option
Corporations from the Option Grant Date	That Is Vested and Exercisable

After 3 months	6.25%
Each additional 3-month period of continuous service completed thereafter	An additional 6.25%
After 4 years	100%

      The Plan Administrator may adjust the vesting schedule of an Option held by an Optionee who works less than “full-time” as that term is defined by the Plan Administrator.

      To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Company, accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5     Payment of Exercise Price

      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

(a) cash or check;

(b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Plan Administrator may permit.

      In addition, to assist an Optionee (including an Optionee who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Option, (i) the payment by the Optionee of a full-recourse promissory note, (ii) the payment by the Optionee of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the Optionee from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6     Post-Termination Exercises

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of termination of the Optionee’s employment or service relationship (the “Termination Date”) shall expire on such date, unless the Plan Administrator determines otherwise.

(b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of:

(i) the last day of the Option Term;

(ii) if the Optionee’s Termination Date occurs for reasons other than Cause, death, Disability or Retirement, the three-month anniversary of such Termination Date; and

(iii) if the Optionee’s Termination Date occurs by reason of death, Disability or Retirement, the one-year anniversary of such Termination Date.

      Notwithstanding the foregoing, if the Optionee dies after the Termination Date while the Option is otherwise exercisable, the Option shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death.

      Also notwithstanding the foregoing, in case of termination of the Optionee’s employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Optionee of such termination, unless the Plan Administrator determines otherwise. If an Optionee’s employment or service relationship with the Company is suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee’s rights under any Option likewise shall be suspended during the period of investigation.

      An Optionee’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant that is evidenced by a written agreement between an Optionee and the Company or a Related Corporation, shall not be considered a termination of employment or service relationship for purposes of this Section 7. Employment or service relationship shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company or a Related Corporation in writing and if continued crediting of service for purposes of this Section 7 is expressly required by the terms of such leave or by applicable law (as determined by the Company). The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

7.7     Option Repricing

      In no event shall any issued and outstanding option be repriced to a lower option price at any time during the term of such option without the prior affirmative vote of a majority of shares of stock of the Company present at a shareholders meeting in person or by proxy and entitled to vote thereon. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of stock of the Company present at a shareholders meeting in person or by proxy and entitled to vote thereon.

Section 8.     Incentive Stock Option Limitations

      To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1     Dollar Limitation

      To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Optionee holds two or more such

Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2     More than 10% Shareholders

      If an individual owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3     Eligible Employees

      Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4     Term

      Except as provided in Section 8.2, the Option Term shall not exceed 10 years.

8.5     Exercisability

      An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Optionee has been on leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or contract.

      For purposes of this Section 8.5, Disability shall mean “disability” as that term is defined for purposes of Section 422 of the Code.

8.6     Taxation of Incentive Stock Options

      In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Optionee shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7     Promissory Notes

      The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

Section 9.     Withholding

      The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum federal tax withholding rate) or (c) by transferring to the Company shares of Common Stock (already owned by the Optionee for such period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the

Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option (up to the minimum federal tax withholding rate) or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also deduct from any Option any other amounts due from the Optionee to the Company or a Related Corporation.

Section 10.     Assignability

      No Option granted under the Plan may be assigned, pledged or transferred by the Optionee and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Optionee’s lifetime, such Option may be exercised only by the Optionee. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Optionee to designate a beneficiary who may exercise the Option after the Optionee’s death; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.

Section 11.     Adjustments upon Changes in Capitalization

      The aggregate number and class of shares for which Options may be granted under this Plan, the limits set forth in Section 4.2, the number and class of shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

11.1     Effect of Liquidation, Reorganization or Change in Control

11.1.1 Cash, Stock or Other Property for Stock

      Except as provided in Section 11.1.2 or Section 11.1.3, upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, each Option shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, reorganization or liquidation to exercise such Option in whole or in part whether or not the vesting requirements set forth in the Option agreement have been satisfied.

11.1.2 Conversion of Options on Stock for Stock Exchange

      If the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, or reorganization, all Options shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock (the “Successor Corporation”), in their sole discretion, determine that any or all such Options shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of Section 11.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of shares of the Common Stock receive in such merger, consolidation, acquisition of property or stock, or reorganization. Unless accelerated by the Plan Administrator, the vesting schedule set forth in the Option agreement shall continue to apply to the options granted for the Exchange Stock. Any Options that are converted into options to purchase shares of Exchange Stock that do not otherwise accelerate at that time shall be accelerated in the event the Optionee’s employment or services should subsequently terminate within two years of any transaction described in this Section 11.1.2, unless such employment or services are terminated by the Successor Corporation for Cause or by the Optionee voluntarily without Good Reason.

11.1.3 Change in Control

      In the event of a “Change in Control,” as defined below, of the Company, unless otherwise determined by the Board prior to the occurrence of such Change in Control, the following acceleration and cash-out provisions shall apply:

(a) Any Option outstanding as of the date such Change in Control is determined to have occurred that is not yet fully vested on such date shall become immediately exercisable in full and

(b) Optionees shall have, as an alternative to the right to exercise any Option, the right to elect within 90 days following a Change in Control, or, if during the six months prior to the date of such Change in Control such Optionee is subject to Section 16 of the Exchange Act, then with respect to Options held by the Optionee, the period following the Change in Control during which an election may be made shall be extended for one month after the end of the six-month period required to avoid any liability under Section 16(b) of the Exchange Act, to receive in cash an amount equal to the difference between the Option exercise price and the Fair Market Value of the shares on the date of exercising this election, times the number of shares subject to the Option or portion thereof for which this election is made. The election shall be made by delivering written notice of making such election to the Company within the 90 day period. The notice shall specify the Options or portions thereof to which the election relates. The cash-out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to full payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by designation, bequest or inheritance.

11.1.4 Definition of “Change in Control”

      For purposes of this Plan, a “Change in Control” shall mean:

(a) A “Board Change” (for purposes of this Plan, a Board Change shall have occurred if individuals who, as of the date of the adoption of this Plan, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for all purposes of this Plan any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or a threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined below) other than the Board); or

(b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), in the case of either (A) or (B) of this clause (i), which acquisition is not approved in advance by a majority of the Incumbent Board, or (ii) 33% or more of either (A) the Outstanding Company Common Stock or (B) the Outstanding Company Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Board; provided, however, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of the following subsection (c) are satisfied; or

(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the company resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the company resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the company resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such company and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such company were approved by a majority of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

11.2     Fractional Shares

      In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

11.3     Determination of Board to be Final

      All Section 11 adjustments, other than those made after a Change in Control pursuant to Section 11.1.3, shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a “modification” as defined in Code Section 424(h) and so as not to cause his or her Incentive Stock Option issued hereunder to fail to continue to qualify as an “incentive stock option” as defined in Code Section 422(b).

Section 12.     Amendment and Termination of Plan

12.1     Amendment of Plan

      The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Optionee, be applicable to any such outstanding Incentive Stock Options but shall have prospective effect only.

12.2     Termination of Plan

      The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

12.3     Consent of Optionee

      The amendment or termination of the Plan or the amendment of an outstanding Option shall not, without the Optionee’s consent, impair or diminish any rights or obligations under any Option theretofore granted to the Optionee under the Plan; provided, however, that adjustments made pursuant to Section 11 shall not be subject to these restrictions. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

Section 13.     General

13.1     Evidence of Options

      Options granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

13.2     No Individual Rights

      Nothing in the Plan or any Option granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation of the Company to terminate an Optionee’s employment or other relationship at any time, with or without Cause.

13.3     Registration

      Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

      The Company shall be under no obligation to any Optionee to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

      To the extent that the Plan or any instrument evidencing an Option provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

13.4     No Rights as a Shareholder

      No Option shall entitle the Optionee to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option.

13.5     Compliance with Laws and Regulations

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Optionees. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

13.6     Optionees in Foreign Countries

      The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Options granted to Optionees employed in such countries and to meet the objectives of the Plan.

13.7     No Trust or Fund

      The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

13.8     Severability

      If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

13.9     Choice of Law

      The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

Section 14.     Effective Date

      The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

Adopted by the Board of Directors on January 21, 1999 and approved by the Company’s shareholders on May 5, 1999; amended by the Board of Directors on January 23, 2001 and approved by the shareholders on May 8, 2001; amended by the Board of Directors on March 4, 2004 and March 22, 2004.

PROXY

TARGETED GENETICS CORPORATION

This proxy is solicited by Targeted Genetics’ board of directors for the Annual
Meeting of Shareholders to be held on May 20, 2004

     The undersigned hereby appoint(s) H. Stewart Parker and Todd E. Simpson, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Targeted Genetics Corporation held of record by the undersigned on March 19, 2004 at the Annual Meeting of Shareholders of Targeted Genetics to be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, at 9:00 a.m. on Thursday, May 20, 2004, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

IMPORTANT–PLEASE DATE AND SIGN ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

- Detach here from proxy voting card. -

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR THE NOMINEES” LISTED IN PROPOSAL ONE, “FOR” AMENDMENT OF THE 1999 STOCK OPTION PLAN LISTED IN PROPOSAL TWO, AND “FOR” RATIFICATION OF INDEPENDENT AUDITORS LISTED IN PROPOSAL THREE.
Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR the Nominees	WITHHOLD AUTHORITY to vote for the Nominees
(1)	ELECTION OF TWO CLASS 1 DIRECTORS (Terms to expire in 2007)	☐	☐

Nominees:

Jack L. Bowman and Jeremy L. Curnock Cook

Withhold for the following only (write the name of the nominee in the space below):

		FOR	AGAINST	ABSTAIN
(2)	AMENDMENT OF THE 1999 STOCK OPTION PLAN	☐	☐	☐

(3)	RATIFICATION OF INDEPENDENT AUDITORS	☐	☐	☐

WILL ATTEND
I plan to attend the Annual Meeting, please mark the WILL ATTEND box			☐

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED.

The board of directors recommends a vote “FOR” the nominees listed in Proposal One, “FOR” amendment of the 1999 Stock Option Plan listed in Proposal Two, and “FOR” ratification of the independent auditors listed in Proposal Three.

Signature(s)	Signature(s)	Date

Please sign exactly as your name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity must sign their names and give their titles. Authorized persons acting on behalf of corporations, partnerships, associations, etc. must sign and give their titles. If your shares are held by two or more persons, each person must sign. You hereby acknowledge receipt of the notice of meeting and proxy statement.

- Detach here from proxy voting card -